UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

Centrus Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800

Bethesda, MD 20817

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Offer and Consent Solicitation (each as defined below), on November 22, 2021, Centrus Energy Corp. (“Centrus”) filed an Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Qualifications, Limitations and restrictions of Series B Senior Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware to amend and restate the terms of its existing Certificate of Designations for its Series B Senior Preferred Stock, par value $1.00 per share (the “Series B Preferred Shares”).

The Certificate of Designations became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 23, 2021, Centrus issued a press release announcing the final results of the Offer and related Consent Solicitation described in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01	Other Events.

On October 20, 2021, Centrus announced the commencement of a tender offer to purchase all of its issued and outstanding Series B Preferred Shares, at a price of $1,145.20 per Series B Preferred Share (inclusive of any rights to accrued but unpaid dividends), to the holders in cash, less any applicable withholding taxes (the “Offer”) and a related consent solicitation (the “Consent Solicitation”), which expired at 5:00 p.m., Eastern time, on Thursday, November 18, 2021.  Based on the final tabulation by Computershare Trust Company, N.A., the depositary for the Offer and Consent Solicitation, 36,867 shares of the Series B Preferred Shares were properly tendered and not properly withdrawn in the Offer, and corresponding consents have been delivered in the Consent Solicitation. Pursuant to the terms of the Offer and Consent Solicitation, Centrus has accepted for purchase all of the Series B Preferred Shares tendered in the Offer, for an aggregate purchase price of $42.2 million.  Based on the final results of the Consent Solicitation, the requisite consent of at least 90% of the outstanding Series B Preferred Shares required to approve the Series B Preferred Amendment was obtained and Centrus filed the Certificate of Designations described in Item 5.03 above to reflect the outcome of the Consent Solicitation.

In connection with the completion of the Offer, the Company also issued a Notice of Full Redemption providing for the redemption of any and all of the Series B Preferred Shares remaining outstanding after completion of the Offer with a redemption date of December 15, 2021.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Rights, Powers, Preferences, Qualifications, Limitations and restrictions of Series B Senior Preferred Stock.
99.1	Press release, dated November 23, 2021.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date: November 23, 2021	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer